Exhibit 10.19


                                    GSV, INC.
                                  191 Post Road
                           Westport, Connecticut 06880


                                 March 20, 2006

Brooks Station Holdings, Inc.
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, New York 10021

        Re:     Waiver of Default and Amendment of Promissory Note
                --------------------------------------------------

Dear Sirs:

          Brooks Station Holdings,  Inc.  ("Brooks  Station") holds a promissory note issued by GSV, Inc. (the "Company") dated July 21, 2003, in the principal amount of $200,000 (the "Note"). The Note bears interest at the rate of 8% per annum and is secured by a first priority security interest in all assets of the Company pursuant to a Security Agreement between the Company and Brooks Station dated as of July 21, 2003. By agreement dated August 31, 2005, the Notes was amended to extend its maturity date to March 1, 2006 (the "Old Maturity Date").

          As of the date of this letter agreement, there is $42,700.16 of accrued and unpaid interest on the Note. Contemporaneously with the execution of this letter agreement, the Company is paying Brooks Station $20,000.00. This amount is to be applied against the accrued and unpaid interest on the Note. Brooks Station hereby acknowledges receipt of such payment.

          Brooks Station and the Company now wish to extend the maturity of the Note to September 1, 2006, in accordance with the terms set forth below:

          1. Waiver of Default. Brooks Station hereby waives any claim against the Company or its assets arising from the Company's failure to pay the principal and accrued interest on the Note on the Old Maturity Date or thereafter through the date of this letter agreement.

          2. Extension of Maturity Date. Brooks Station and the Company agree that Section 1 of the Note is hereby amended to read as follows:

               "1. The principal amount of this Note, together with any unpaid accrued interest thereon (except to the extent previously paid), shall be due and payable on September 1, 2006."

          3. Miscellaneous.

          (i) Except as herein amended, the Note shall remain in full force and effect. This letter agreement may not be amended, revised, terminated or waived except by an instrument in writing signed and delivered by the party to be charged therewith.

          (ii) This letter agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          (iii) This letter agreement shall be construed and governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein.

          If you are in agreement with the foregoing, please sign below and return the original to the Company, keeping a copy for your files.

                                     Sincerely,


                                     GSV, INC.


                                     By:     /s/ Gilad Gat
                                             -------------
                                             Name:  Gilad Gat
                                             Title: Chief Executive Officer and
                                                    President

Acknowledged and agreed:

BROOKS STATION HOLDINGS, INC.


By:     /s/ Daniel Golan
        ----------------
        Name:    Daniel Golan
        Title:   President